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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference, in the Registration Statements (Forms S-1 No. 333-45915) (Forms S-3 No. 333-70871, No. 333-78097,
No. 333-83307 and No. 333- 70885) and (Forms S-8 No. 333-45669, No. 333-47573
and No. 333-81267), of our report dated February 4, 2000 with respect to the consolidated financial statements and schedule of Global TeleSystems Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                 /s/ ERNST & YOUNG LLP

McLean, Virginia
March 6, 2000